Exhibit 99.1

Recursion Announces Sanofi Options Potential First-in-Class Immunology Development Candidate from Their Collaboration
Potential first-in-class dual targeting inhibitor oral small molecule to enter Sanofi’s development pipeline, with phase 1 clinical study currently planned to begin in 2027
Salt Lake City, UT, Oct 15, 2026 (GLOBE NEWSWIRE) -- Recursion (Nasdaq: RXRX), a leading clinical-stage TechBio company decoding biology to radically improve lives, today announced that Sanofi has optioned the first development candidate from the two companies’ multi-program research collaboration.
The option triggered a $10 million milestone payment to Recursion, bringing total upfront and milestone payments received from Sanofi under the collaboration to $144 million; Recursion is eligible for more than $300 million in additional milestones under the program, with double digit royalties on net product sales, if approved.
“The most important test of any technology platform in drug discovery is whether it can translate into differentiated medicines,” said Najat Khan, Ph.D., President and Chief Executive Officer of Recursion. “Together with Sanofi, we tackled a difficult design problem against a dual target product profile with high potential and delivered a molecule that Sanofi has now selected for its development pipeline. With additional programs advancing across our collaboration, this milestone is another important demonstration of how our platform can translate computational capabilities into differentiated medicines — and do so repeatedly.”
The potential first-in-class oral small molecule was designed to achieve a differentiated profile against a challenging dual target implicated in inflammatory disease. Optimizing for this target pair required navigating complex and competing chemistry constraints to achieve the desired balance of drug-like properties. The candidate was delivered by the combination of Recursion’s integrated AI-enabled drug design platform and small-molecule chemistry capabilities with Sanofi’s deep expertise in drug discovery and immunology. Recursion applied multiple computational design approaches across iterative cycles of prediction, chemical design, synthesis, and experimental validation to rapidly explore and optimize a complex chemical space.
“By combining Sanofi's drug discovery and clinical and translational knowledge in Immunology with Recursion's AI-driven platform, we were able to move with speed and precision in a space where that balance is notoriously hard to achieve,” said Alyssa Johnsen, Therapeutic Area Head, Development, Immunology & Inflammation, Sanofi. “This new development candidate has potential to deliver a differentiated oral medicine with highly selective dual targeting that could be a meaningful advance for people living with inflammatory diseases who still lack adequate treatment options.”The candidate has now been added to Sanofi’s development pipeline and is expected to enter phase 1 clinical trials in 2027, with Sanofi funding and leading further development and commercialization to advance the program toward patients.
Building a growing portfolio through the Recursion-Sanofi collaboration
The Recursion-Sanofi collaboration was established to discover and advance a portfolio of potentially first- and best-in-class small molecule medicines across immunology and oncology by combining Sanofi’s deep therapeutic-area and drug-development expertise with Recursion’s integrated capabilities across biology, AI-enabled molecular design and chemistry.
With the first development candidate optioned, the collaboration has now achieved six progress-based milestones across five programs. Sanofi’s selection of the development candidate triggered a $10 million milestone payment to Recursion, bringing total upfront and milestone payments under the collaboration to $144 million to date.
Recursion remains eligible for more than $300 million in additional milestones for this program, with an average of low double-digit royalties on net product sales if successfully commercialized. The $10 million milestone payment will be recognized as revenue in the third quarter of 2026, and ends Recursion’s operational requirements related to this candidate, with all future payments resulting in profit to Recursion.
Additional programs across the collaboration continue to advance. Over the next 12 months, other programs in the joint portfolio have the potential to reach development candidate and other progress-based milestones.
About Recursion
Recursion (NASDAQ: RXRX) a leading clinical-stage company pioneering AI-enabled drug discovery and development decoding biology to radically improve lives. Recursion is advancing a portfolio of differentiated investigational medicines across its wholly owned and partnered pipeline in oncology, rare disease, neuroscience, immunology, and other therapeutic areas with significant unmet need. Enabling its mission is the Recursion OS, an AI-native, end-to-end drug discovery and development platform integrating biology, chemistry, and clinical development into a unified intelligence system. Powered by proprietary multimodal data, purpose-built AI models, and bilingual teams fluent in both science and AI, the Recursion OS is designed to translate complex science into medicines that matter — faster, better, and at scale — for patients who are waiting.

Recursion's platform infrastructure is anchored in Salt Lake City, Utah and Milton Park, Oxfordshire, where its automated biology and chemistry laboratories generate proprietary data at industrial scale. Recursion also maintains offices in New York, Montréal, and London, three global hubs for talent and leadership at the intersection of AI and scientific innovation.

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media@recursion.com
Investor Contact
investor@recursion.com
Forward-Looking Statements
This document contains information that includes or is based upon "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, those regarding the expected timing of the initiation of phase 1 clinical trials for the development candidate optioned by Sanofi; the potential of such development candidate, including its potential to be a first-in-class, differentiated oral medicine for inflammatory diseases; Sanofi’s funding and leadership of further development and commercialization of such development candidate; Recursion’s eligibility to receive future milestone payments and royalties under its collaboration with Sanofi, and the expected timing of revenue recognition for the $10 million milestone payment; the potential for additional programs in the collaboration to reach development candidate and other progress-based milestones over the next 12 months; the ability of Recursion’s platform to repeatedly translate computational capabilities into differentiated medicines; and all other statements that are not historical facts. Forward-looking statements may or may not include identifying words such as "plan," "will," "may," "could," "should," "expect," "anticipate," "intend," "believe," "estimate," "project," "designed to," "potential," "continue," and similar terms. These statements are subject to known or unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements, including but not limited to: challenges inherent in pharmaceutical research and development, including the timing and results of preclinical and clinical programs, where the risk of failure is high and failure can occur at any stage prior to or after regulatory approval due to lack of sufficient efficacy, safety considerations, or other factors; our ability to leverage and enhance our drug discovery platform; the performance and limitations of our artificial intelligence and machine learning models and the data on which they are trained; our reliance on third parties, including collaborators, contract research organizations, and manufacturers; our ability to initiate clinical trials and enroll patients on expected timelines; competition from other therapies and platforms; our ability to obtain financing for development activities and other corporate purposes; the success of our collaboration activities and our collaborators' discretion over option exercises, program advancement, and funding, including the risk that Sanofi may delay, deprioritize, or discontinue development of the optioned development candidate; our ability to obtain regulatory approval of, and ultimately commercialize, drug candidates; our ability to obtain, maintain, and enforce intellectual property protections; cyberattacks or other disruptions to our technology systems; our ability to attract, motivate, and retain key employees and manage our growth; inflation and other macroeconomic issues; and other risks and uncertainties such as those described under the heading "Risk Factors" in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date of this document and are based on management's current estimates, projections, and assumptions, and Recursion undertakes no obligation to correct or update any such statements, whether as a result of new information, future developments, or otherwise, except to the extent required by applicable law.